UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2014

WEBSTER FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Webster Plaza, Waterbury, Connecticut		06702
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (203) 578-2202

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2014, the Board of Directors (the “Board”) of Webster Financial Corporation (the “Company”) increased the size of the Board from nine to eleven persons and appointed William L. Atwell and Elizabeth Flynn as members of the Board, effective July 28, 2014 and September 22, 2014, respectively. Mr. Atwell and Ms. Flynn will each serve on the Board until the Company’s 2015 annual meeting of shareholders or until their successors are elected and qualified. There are no arrangements or understandings pursuant to which Mr. Atwell or Ms. Flynn were appointed as directors and there are no related party transactions between the Company and Mr. Atwell or Ms. Flynn.

For their service as non-employee directors on the Board, Mr. Atwell and Ms. Flynn will each receive a pro rata portion of the annual cash and stock awards granted to the Company’s non-employee directors in accordance with the compensation practices described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 14, 2014 and the “Description of Arrangement for Directors’ Fees” filed as Exhibit 10.16 to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2013.

A copy of the press release relating to the appointments of Mr. Atwell and Ms. Flynn is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 9, 2014, the Board approved an amendment to Article III, Section 1, of the Company’s Bylaws (as amended, the “Amended Bylaws”), to eliminate the residency requirement for nominees to the Board. The description of the amendment to the Bylaws is not complete and is qualified in its entirety by reference to the Amended Bylaws, which are filed herewith as Exhibit 3.1 and incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended Bylaws, effective June 9, 2014.

99.1	Press release, dated June 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBSTER FINANCIAL CORPORATION

Date: June 12, 2014	By:	/s/ Harriet Munrett Wolfe
	Name:	Harriet Munrett Wolfe
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended Bylaws, effective June 9, 2014.

99.1	Press release, dated June 12, 2014.